UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                      December 29, 1999(November 18, 1999)


                       ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of Registrant as specified in its charter)


          Delaware                 0-20872               41-0518430
      (State or other          (Commission File       (I.R.S Employer
      Jurisdiction of              Number)           Identification No.)
      incorporation or
        organization)



             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code:(303)861-8140


                                 Not applicable
         (Former name or former address, if changed since last report)


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ITEM 2.        Acquisition or Disposition of Assets.

     On December 17, 1999, St. Mary Land & Exploration Company completed the acquisition of King Ranch Energy, Inc. under a merger agreement dated July 27, 1999. In the merger St Mary issued 2,666,252 shares of its common stock to shareholders of King Ranch, Inc., the former parent of King Ranch Energy. The merger agreement provides that the shares of St. Mary common stock issued in the acquisition cannot be transferred until March 31, 2001. As a result of the merger King Ranch Energy became a wholly owned subsidiary of St. Mary and was renamed St. Mary Energy Company. In addition, Jack Hunt and William Gardner, officers of King Ranch, Inc., were appointed to the St. Mary board of directors under the terms of the merger agreement.

     King Ranch Energy is an oil and gas exploration and production company with oil and gas properties located primarily in the Gulf of Mexico and the onshore Gulf Coast. 1998 production was 48.8 million cubic feet (MMCF) equivalent per day. Reported oil and gas reserves at December 31, 1998, plus an acquisition made in early 1999, were 64.7 billion cubic feet (BCF) equivalent and 82% natural gas.

     The press release of St. Mary dated December 17, 1999 announcing the completion of the acquisition is attached as an exhibit to this report. Additional information concerning the acquisition is included in the financial statements of King Ranch Energy and the pro forma financial statements of St. Mary referred to under Item 7 below.

     St. Mary cautions that this report and the attached press release contain forward-looking statements that include statements concerning the benefits expected to result from the acquisition, including expected exploration and production enhancements. Significant factors that could cause future events or results to differ materially from those expressed or implied by the forward-looking statements include St. Mary's ability to successfully integrate the businesses of St. Mary and King Ranch Energy.

ITEM 5.        Other Events.

On November 18, 1999, Robert L. Nance was appointed to St. Mary's board of directors to replace Richard C. Kraus, who resigned.

ITEM 7.        Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired.

          The audited financial statements of King Ranch Energy for the years ended December 31, 1998, 1997 and 1996 are included in St. Mary's Amendment No. 2 to Registration Statement on form S-4 (Registration No. 333-85537) filed with the SEC on November 12, 1999 and are incorporated herin by reference.

          Pursuant to SEC rules, the unaudited financial statements of King Ranch Energy for the nine months ended September 30, 1999 and 1998 will be filed by an amendment to this report not later than March 1, 2000.

     (b)  Pro forma financial information.

          Pursuant to SEC rules, the pro forma financial statements of St. Mary for the nine months ended September 30, 1999 which give effect to the acquisition of King Ranch energy will be filed by an amendment to this report not later than March 1, 2000.

     (c)  Exhibits.

     The following exhibits are furnished as part of this report:

     Exhibit 2.1 Agreement and Plan of Merger dated July 27, 1999 among St. Mary Land & Exploration Company, St. Mary Energy Company, King Ranch, Inc., and King Ranch Energy, Inc., as amended by Amendment Nos. 1 and 2 dated November 8, 1999 (filed as
                    Exhibit 2.1 to St. Mary's Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-85537)filed with the SEC on November 12, 1999 and incorporated herein by reference)

     Exhibit 23.1   Consent of Deloitte & Touche LLP*

     Exhibit 99.1 Press release of St. Mary Land & Exploration Company dated December 17, 1999*

---------------------------
*Filed herewith

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ST. MARY LAND & EXPLORATION COMPANY

Date:December 22, 1999                           By /s/ MARK A. HELLERSTEIN
                                                 --------------------------
                                                 Mark A. Hellerstein
                                                 President  and  Chief Executive
                                                 Officer


Date:December 22, 1999                           By  /s/ RICHARD C. NORRIS
                                                 -------------------------
                                                 Richard C. Norris
                                                 Vice  President   -    Finance,
                                                 Treasurer and Secretary